EXHIBIT 4 (e)
AMENDMENT NO. 8 TO
THE GORMAN-RUPP COMPANY 401(k) PLAN
(As Amended and Restated as of August 1, 2000)
     The Gorman-Rupp Company hereby adopts this Amendment No. 8 to The Gorman-Rupp Company 401(k) Plan (As Amended and Restated as of August 1, 2000) (the “Plan”), effective as of January 1, 2008, unless otherwise provided herein. Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
I.
     Section 1.1 of the Plan is hereby amended by the addition of the following new Subsection (4A), immediately following Subsection (4) of Section 1.1 of the Plan, to read as follows:
     “(4A) Base Compensation: The regular base compensation (including longevity pay) paid to an Employee by a Controlled Group Member, excluding overtime pay, bonuses, commissions and all other forms of compensation. Base Compensation shall not include any compensation paid after an Employee’s termination of employment with the Controlled Group, other than any payment of unused accrued vacation and any payment of Base Compensation that is attributable to the payroll period in which the Employee’s termination of employment occurs. In addition, Base Compensation shall be determined without regard to any reduction therein by reason of any salary reduction agreement to which the Employee is a party and which satisfies the requirements of Code section 401(k) or Code section 125. For the purposes of this Subsection and any other Section of the Plan, Base Compensation in excess of $200,000 (as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B)) shall not be taken into account. Base Compensation shall be used for the purpose of the allocation of Employer Age and Service Contributions pursuant to Section 4.6.”
II.
     Section 1.1(14) of the Plan is hereby amended by inserting the following new sentence immediately after the first sentence thereof:
     “Credited Compensation shall not include any compensation paid after an Employee’s termination of employment with the Controlled Group, other than any payment of unused accrued vacation and any payment of Credited Compensation that is attributable to the payroll period in which the Employee’s termination of employment occurs.”
III.
     Section 1.1(16) of the Plan is hereby amended in its entirety to read as follows:
     “(16) Eligible Employee: An Employee who satisfies the eligibility requirements for membership in the Plan set forth in Section 2.1 and is therefore eligible to make Before-Tax Contributions to the Plan.”
IV.
     Section 1.1 of the Plan is hereby amended by the addition of the following new Subsections, immediately following Subsection (18) of Section 1.1 of the Plan, to read as follows:
     “(18A) Employer Age and Service Contributions: See Section 4.6.
     (18B) Employer Age and Service Contributions Sub-Account: See Section 6.2.”

V.
     Section 1.1(19) of the Plan is hereby amended in its entirety to read as follows:
     “(19) Employer Contributions: Employer Matching Contributions (including Employer Matching Contributions made under the Plan prior to August 1, 2000), Restricted Employer Matching Contributions, Employer Profit Sharing Contributions and Employer Age and Service Contributions.”
VI.
     Section 1.1 of the Plan is hereby amended by the addition of the following new Subsections, immediately following Subsection (23) of Section 1.1 of the Plan, to read as follows:
     “(23A) Employment Commencement Date: The date on which an Employee first performs an Hour of Service for a Controlled Group Member.
     (23B) Employment Severance and Employment Severance Date: An Employment Severance occurs on the earlier of (a) the date on which an Employee’s employment with the Controlled Group is terminated because of his death, resignation, retirement or discharge or (b) the first anniversary of the first day of a period in which the Employee remains absent from employment (with or without pay) with the Controlled Group for any reason other than death, resignation, retirement or discharge; and the date on which an Employee’s Employment Severance occurs shall be referred to as his Employment Severance Date.”

VII.
     Section 1.1 of the Plan is hereby amended by the addition of the following new Subsection (27A), immediately following Subsection (27) of Section 1.1 of the Plan, to read as follows:
     “(27A) Hour of Service: An Employee shall receive credit for an Hour of Service for each hour for which he is paid or entitled to payment by one or more Controlled Group Members for the performance of duties.”
VIII.
     Section 1.1 of the Plan is hereby amended by the addition of the following new Subsections, immediately following Subsection (31) of Section 1.1 of the Plan, to read as follows:
     “(31A) Normal Retirement Date: The date on which a Member attains age 65.
     (31B) Period of Severance and 1-Year Period of Severance: An Employee incurs a Period of Severance on his Employment Severance Date and his Period of Severance is the period beginning on such Employment Severance Date and ending on his next following Reemployment Commencement Date; provided, however, that an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge shall not incur a Period of Severance on his Employment Severance Date if during the 12-month period commencing with such Employment Severance Date (or, if such Employment Severance occurs during a period of absence referred to in Section 1.1(23B)(b), during the 12-month period commencing with the first day of such period of absence), he performs an Hour of Service for a Controlled Group Member. An Employee shall incur a 1-Year Period of Severance if he does not perform an Hour of Service during the 12-month period beginning on his Employment Severance Date. If an Employee is absent from work for any period—
(a)	by reason of the pregnancy of the Employee,

(b)	by reason of the birth of a child of the Employee,

(c)	by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or

(d)	for purposes of caring for any such child for a period beginning immediately following such birth or placement, the Employee shall not, solely by reason of such absence, be considered to have incurred a Period of Severance until the expiration of the 24-month period commencing on the first day of the absence and shall incur a 1-Year Period of Severance if he does not perform an Hour of Service during the 12-month period immediately following such 24-month period.”
IX.
     Section 1.1 of the Plan is hereby amended by the addition of the following new Subsections, immediately following Subsection (33) of Section 1.1 of the Plan, to read as follows:
     “(33A) Post-2007 Employee: An Employee whose Employment Commencement Date or Reemployment Commencement Date occurs on or after January 1, 2008, excluding any such re-employed Employee who prior to his reemployment was a participant in The Gorman-Rupp Company Retirement Plan and whose Period of Severance prior to his Reemployment Commencement Date is less than 90 days.

     (33B) Post-2007 Member: A Post-2007 Employee who has become and continues to be a Member pursuant to Section 2.2(2). No Employee shall become a Post-2007 Employee prior to January 1, 2008.
     (33C) Reemployment Commencement Date: The date following an Employee’s Period of Severance on which he again performs an Hour of Service for a Controlled Group Member.”
X.
     Section 1.1 of the Plan is hereby amended by the addition of the following new Subsection (38A), immediately following Subsection (38) of Section 1.1 of the Plan, to read as follows:
     “(38A) Service and Years of Service: For the purposes of eligibility to receive a Employer Age and Service Contribution pursuant to Section 2.2(2) and for purposes of vesting in such Contributions, a Post-2007 Employee shall be credited with Service for the period or periods beginning with his Employment Commencement Date (or his Reemployment Commencement Date, if applicable) and ending on his next following Employment Severance Date, except that if an Employee whose Employment Severance occurs by reason of his resignation, retirement or discharge performs an Hour of Service for a Controlled Group Member during the 12 consecutive month period beginning on his Employment Severance Date, the period beginning on such Employment Severance Date and ending on the date on which he performs such Hour of Service shall be deemed to be employment with the Controlled Group; provided, however, that if such an Employee’s Employment Severance occurs by reason of his resignation, retirement or discharge during a period of absence referred to in Section

1.1(23B)(b), the period beginning on his Employment Severance Date and ending on the date on which he performs such Hour of Service shall not be deemed to be employment with the Controlled Group unless such Hour of Service is performed within 12 months of the date on which such period of absence commenced. Notwithstanding the foregoing provisions of this Subsection 1.1(38A), an Employee shall not be credited with Service for any period after the termination of the Plan as to him. In determining the number of an Employee’s Years of Service, all periods of his employment with the Controlled Group (whether or not consecutive) shall be aggregated on the basis that 365 days of such employment shall equal a Year of Service. Notwithstanding any other provision hereof to the contrary, an Employee on a leave of absence granted by his Employer under rules uniformly applicable to all Employees similarly situated shall be credited with Service during the period of such leave of absence provided that the Employee returns to employment with the Employer upon the expiration of such leave of absence. Further notwithstanding any other provision of the Plan to the contrary, an Employee shall be credited with such Service not otherwise credited to him under the Plan as may be required by applicable law including, without limitation, military leave of absence for enlistment or induction into the Armed Forces of the United States.”
XI.
     Section 1.1 of the Plan is hereby amended by the addition of the following new Subsection (45), immediately following Subsection (44) of Section 1.1 of the Plan, to read as follows:
     “(45) Vested Interest: The amount of a Member’s Account which has not previously been withdrawn by him or distributed to or for him and (a) which is derived from his

Before Tax Contributions, Employer Profit Sharing Contributions, Employer Matching Contributions, Flo-Pak Plan Employee Contributions, and Rollover Contributions, (b) which is derived from his Flo-Pak Plan Employer Contributions but only to the extent provided in Section 8.1 of the Plan, and (c) which is (i) derived from his Employer Age and Service Contributions and (ii) nonforfeitable under the following table based on his Years of Service at any particular time:

% of Employer Age and Service
Years of Service	Contributions Nonforfeitable
Less than 3	0%
3	100%
Notwithstanding the foregoing, a Member shall have a 100% Vested Interest in amounts derived from his Employer Age and Service Contributions (A) upon his death while an Employee, regardless of the number of Years of Service credited to such Member on the date of his death and (B) upon his Normal Retirement Date while an Employee. A Member’s Vested Interest shall be 100% vested and nonforfeitable at all times.”
XII.
     Section 2.2 of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.2 Commencement of Membership. (1) For all purposes of the Plan, other than eligibility to receive an allocation of Employer Age and Service Contributions pursuant to Section 4.6, an Eligible Employee shall become a Member in the Plan by becoming a

Contributing Member pursuant to an Automatic Salary Reduction Election or a Salary Reduction Agreement.
     (2) For the purpose of eligibility to receive an allocation of Employer Age and Service Contributions pursuant to Section 4.6, a Covered Employee who is a Post-2007 Employee shall become a Member as of the first date following his completion of 90 days of Service, provided that he is then a Covered Employee.”
XIII.
     Section 2.4 of the Plan is hereby amended in its entirety to read as follows:
     “Section 2.4 Duration of Membership. Once an Eligible Employee becomes a Member, he shall remain a Member so long as he continues to be an Employee or has an Account under the Plan, whether or not he continues to be an Eligible Employee, provided, however, that if a Member ceases to be an Eligible Employee, Before-Tax Contributions may not be made for him pursuant to Section 3.1 until he again becomes an Eligible Employee. If a Post-2007 Member ceases to be a Covered Employee, he shall continue to be a Member so long as an Account is maintained for him, but he shall cease to be a Post-2007 Member and Employer Age and Service Contributions shall not be made for him until he again becomes a Covered Employee. If a Member ceases to be an Employee and later again becomes an Employee, he shall become an Eligible Employee on the first date that he is a Covered Employee. A former Post-2007 Member who again becomes a Covered Employee shall again become a Post-2007 Member on the day he so becomes a Covered Employee.”

XIV.
     The last sentence of Section 3.1 of the Plan is hereby amended in its entirety to read as follows:
     “A Member who becomes a Contributing Member pursuant to an Automatic Salary Reduction Election as provided in Section 2.3 shall be deemed to agree to have his Employer make Before-Tax Contributions for him to the Trust of (a) 4% of his unreduced Credited Compensation in the case of a Member who is not a Post-2007 Employee, or (b) 6%of his unreduced Credited Compensation in the case of a Member who is a Post-2007 Employee, through equal percentage reductions of each payment of Credited Compensation otherwise payable to him.”
XV.
     Section 4.1(1) of the Plan is hereby amended in its entirety to read as follows:
     “(1) Subject to the provisions of the Plan and Trust Agreement and to the extent it lawfully may, each Employer shall contribute to the Trust on account of each Plan Year, out of its net earnings for such Plan Year, and/or its accumulated earnings from prior Plan Years, an amount (the “Employer Matching Contributions”), in the form of cash or Gorman-Rupp Stock as determined by the Employer in its discretion, equal to (a) 40% of the first 4% of Before-Tax Contributions made during such period or Plan Year pursuant to Section 3.1 for its Employees who are not Post-2007 Employees and who are entitled to an allocation of Employer Matching Contributions for such Plan Year pursuant to Section 4.4 and (b) 50% of the first 6% of Before-Tax Contributions made during such period or Plan Year pursuant to Section 3.1 for its Employees who are Post-2007 Employees and who are entitled to an allocation of Employer Matching Contributions for such Plan Year pursuant to Section 4.4.”

XVI.
     Section 4.2 of the Plan is hereby amended in its entirety to read as follows:
     “Section 4.2 Time for Making Employer Contributions. Each Employer shall make its Employer Matching Contributions to the Trust not later than 30 days after the end of each calendar month for Members who are entitled to an allocation of the Employer’s Employer Matching Contributions for such calendar month pursuant to Sections 4.4. Each Employer shall make its Employer Age and Service Contributions to the Trust for Members who are entitled to such Employer Age and Service Contributions at the time prescribed in Section 4.6.”
XVII.
     Section 4.4 of the Plan is hereby amended in its entirety to read as follows:
     “Section 4.4 Allocation of Employer Matching Contributions. Each Employer Matching Contribution made in respect of a calendar month pursuant to Section 4.2 shall, subject to the provisions of Articles V and XVI, be allocated and credited to the Account of each Eligible Employee of the Employer for whom Before-Tax Contributions were made during such calendar month, with each such Eligible Employee being credited with a portion of such Employer’s Employer Matching Contribution equal to (1) with respect to an Eligible Employee who is not a Post-2007 Employee, 40% of the first 4% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar month and (2) with respect to an Eligible Employee who is a Post-2007 Employee, 50% of the first 6% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar month. Notwithstanding the foregoing, for purposes of this Subsection, the term “Before-Tax Contributions” shall not include any Catch-Up Before-Tax Contributions (as defined in Section 3.6).”

XVIII.
     Article IV of the Plan is hereby amended by adding a new Section 4.6 to the end thereof, to read as follows:
     “Section 4.6 Employer Age and Service Contributions. (1) Subject to the provisions of the Plan and Trust Agreement, with respect to each payroll period the Employer shall, as and to the extent it lawfully may, contribute an Employer Age and Service Contribution on behalf of its Members who are Post-2007 Members at any time during such payroll period to an Employer Age and Service Contributions Sub-Account for each such Post-2007 Member. Such Employer Age and Service Contribution for a payroll period shall be made at the end of such payroll period or on the next following payroll date thereafter. For any payroll period, the amount of such Employer Age and Service Contribution to be credited to the Employer Age and Service Contributions Sub-Account of each Post-2007 Member who is entitled to an allocation of such Contributions pursuant to the first sentence of this Section shall be a percentage of such Member’s Base Compensation earned during such payroll period while a Post-2007 Member based on the Post-2007 Member’s applicable “Age Plus Years of Service” (as defined in Subsection (2)) for the calendar year in which occurs the payroll date on which the Employer Age and Service Contribution is made, which percentage shall be determined in accordance with the following chart:

Employer Age and Service
Age Plus Years of Service	Contribution (as a % of Base
Equals:	Compensation)
Less than 25	2.25%
25-34	2.75%
35-44	3.25%
45-54	3.75%
55-64	4.25%

Employer Age and Service
Age Plus Years of Service	Contribution (as a % of Base
Equals:	Compensation)
65-74	4.75%
75-84	5.00%
85 or more	5.25%
     (2) For each calendar year with respect to any Employer Age and Service Contributions made on any payroll date occurring in such calendar year, a Post-2007 Member’s “Age Plus Years of Service” means the sum of (a) his age on his birthdate in such calendar year and (b) his Years of Service on the anniversary date in such calendar year of his Employment Commencement Date or Reemployment Commencement Date.”
XIX.
     The first sentence of Section 6.2 of the Plan is hereby amended in its entirety to read as follows:
     “The Trustee shall establish and maintain an Account for each Member, which Account shall reflect, pursuant to Sub Accounts established and maintained thereunder, the amount, if any, of the Member’s (a) Before Tax Contributions, (b) Employer Profit Sharing Contributions, (c) Employer Matching Contributions, (d) Flo-Pak Plan Employee Contributions, (e) Flo-Pak Plan Employer Contributions, (f) Rollover Contributions and (g) Employer Age and Service Contributions.”
XX.
     Section 6.4 of the Plan is hereby amended in its entirety to read as follows:
     “Section 6.4 Investment of Contributions. (1) Each Member shall, in accordance with procedures established by the Committee, direct that all Before Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made to the

Trust Fund for such Member be invested in such of the Investment Funds provided in Section 6.1 as the Member shall elect, provided, however, that investment elections shall be made in multiples of 1% of such Contributions. An investment election made by a Member shall remain in effect and be applicable to all subsequent Before Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made for him unless an investment change is made by him and becomes effective pursuant to Subsection (2) of this Section. In the absence of an effective investment election by a Member, all Before Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made to the Trust Fund for such Member shall be invested in the Investment Fund designated by the Committee for such purpose (which Investment Fund shall be a “qualified default investment alternative” within the meaning of Department of Labor regulations). Employer Matching Contributions made on behalf of a Member on or after January 1, 2007 shall be invested in the Gorman-Rupp Stock Fund.
     (2) A Member may, in accordance with procedures established by the Committee, change his investment election to any other election permitted by Subsection (1) of this Section with respect to all subsequent Before-Tax Contributions, Rollover Contributions and Employer Age and Service Contributions made for him. In addition, a Member may, as of any Valuation Date, in accordance with procedures established by the Committee, elect to transfer all or a part (in 1% increments) of the portion of his Account which has been invested in an Investment Fund (including any portion of his Account attributable to Employer Contributions which has been invested in the Gorman-Rupp Stock Fund), based on the value of such Account on the immediately preceding Valuation Date, to any other Investment Fund specified by him.”

XXI.
     Section 6.6(1) of the Plan is hereby amended in its entirety to read as follows:
     “(1) A Member who is an Employee or a “party in interest” within the meaning of Section 3(14) of ERISA may apply, in a manner prescribed by the Committee, for a loan from his Account (excluding his Employer Age and Service Contributions Sub-Account). If the Committee determines that the Member is entitled to a loan in accordance with the following provisions of this Section, the Committee shall direct the Trustee to make a loan to the Member from his Account (excluding his Employer Age and Service Contributions Sub-Account). Each loan shall be charged against the Member’s Sub-Accounts (excluding his Employer Age and Service Contributions Sub-Account) in the order established by the Committee.”
XXII.
     Section 8.1(1) and Section 8.1(2) of the Plan are hereby amended in their entirety to read as follows:
     “(1) Each Member’s Vested Interest in his Account, other than his interest in his Flo-Pak Plan Employer Contributions Sub-Account, shall be distributed and withdrawn only as provided in the following Sections of this Article.
     (2) Each Member who is a Former Flo-Pak Plan Member shall have a 100% vested and nonforfeitable interest in his Flo-Pak Plan Employer Contributions Sub-Account, which shall be distributed and withdrawn only as provided in the following Sections of this Article.”
XXIII.
     Section 8.3 of the Plan is hereby amended in its entirety to read as follows:

     “Section 8.3 Distributions on Other Employment Severance. (1) If a Member’s Employment Severance occurs other than by reason of his death, the entire Vested Interest in his Account shall be paid to him in a lump sum in cash and/or shares of Gorman-Rupp Stock to the extent provided in Section 8.12, as elected by the Member, at the time provided in Subsection (3) of this Section.
     (2) If a Member incurs an Employment Severance at a time when he does not have a 100% Vested Interest in his Employer Age and Service Contributions Sub-Account (if any), he shall, as of the earlier of (a) the Valuation Date used in respect of the payment (or deemed payment) of his Vested Interest in his Account or (b) the Valuation Date coinciding with or next following the date on which he incurs 5 consecutive 1-Year Periods of Severance, forfeit his Employer Age and Service Contributions Sub-Account, and the amount so forfeited shall be used to reduce Employer Contributions under this Plan.
     (3) Notwithstanding any other provision of the Plan, if the value of a Member’s Vested Interest in his Account is $5,000 or less, distribution of his Vested Interest shall be made as soon as practicable after the date of his Employment Severance. If the value of a Member’s Vested Interest in his Account exceeds $5,000, distribution of such Vested Interest shall not be made prior to the Member’s attainment of age 70 without his written request. If a lump sum payable to a Member pursuant to this Section 8.3 exceeds $1,000 but does not exceed $5,000, and the Member does not elect, within such period and in accordance with such procedures as the Administrator shall prescribe, to have the lump sum paid directly to an “eligible retirement plan” in a direct rollover as provided in Section 8.11 or to receive the lump sum directly, the Administrator shall cause the distribution to be paid in a direct rollover to an individual retirement plan designated by the Administrator. If the value of a Member’s Vested Interest in his Account is zero, such Vested Interest shall be deemed to have been distributed to the Member pursuant to this Subsection.
     (4) If a Member forfeits his Employer Age and Service Contributions Sub-Account, as provided in Subsection (2) of this Section, and he is subsequently rehired by a Controlled Group member after he has incurred 5 consecutive 1-Year Periods of Severance, his Years of Service after such rehire shall have no effect on the amount of such forfeiture, but if his Vested Interest was paid (or deemed paid) to him pursuant to this Section, he is rehired before he incurs 5 consecutive 1-Year Periods of Severance and he repays to the Trust, not later than the earlier of (a) the end of the 5 year period beginning with his date of rehire or (b) the close of the first period of 5 consecutive 1-Year Periods of Severance incurred by him after such payment of his Vested Interest, an amount equal to such payment, (i) his Years of Service to which such payment related shall be reinstated for all purposes of the Plan, (ii) his Years of Service after such rehire shall be counted for all purposes of the Plan and (iii) the amount of his Employer Age and Service Contributions Sub-Account shall be restored, as of the date of such repayment, to an amount which is not less than the amount determined to be forfeited under Subsection (2) of this Section, unadjusted by any subsequent gains or losses to the Trust. If the payment of the Member’s Vested Interest was a deemed payment under this Section, for purposes of the preceding sentence the Member shall be deemed to have repaid such payment to the Trust on the date of his rehire. Any amount required to restore the Member’s Employer Age and Service Contributions Sub-Account shall be deducted from the forfeitures for the taxable year in which the Member makes such repayment and, to the extent such forfeitures are not sufficient, the Employer’s contributions shall be increased.”
XXIV.
     Section 8.4 of the Plan is hereby amended in its entirety to read as follows:
     “Section 8.4 Distributions on Death after Employment Severance. If a Member dies after his Employment Severance Date and before his entire Vested Interest has been paid to him, the balance of his Vested Interest shall be paid to his Beneficiary as provided in Section 8.3.”
XXV.
     Section 8.5 of the Plan is hereby amended in its entirety to read as follows:
     “Section 8.5 Time of Distribution. Effective as of January 1, 1997 and subject to the provisions of Section 8.6, the distribution of a Member’s Vested Interest in his Account shall occur as provided in the preceding Sections of this Article, but in no event later than 60 days after the close of the Plan Year in which the latest of the following events occurs: (1) the date on which the Member attains age 70, (2) the 10th anniversary of the year in which the Member commenced membership in the Plan, or (3) the date of the Member’s termination of employment with the Controlled Group; provided, however, that (a) a distribution to a Member pursuant to Section 8.3 shall be made not later than the time provided in the following sentences of this Section and (b) a distribution to a Beneficiary pursuant to Sections 8.2 and 8.4 shall be made within five years after the Member’s death. Notwithstanding any other provision of the Plan, to the extent required under section 401(a)(9) of the Code, the entire Vested Interest of the Account of a Member who is a 5-percent owner (as defined in section 416 of the Code) or who attains age 70 1/2 prior to January 1, 1999 shall be distributed or commence to be distributed to him, in accordance with Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2 (whether or not his employment with the Controlled Group has terminated) and, with respect to such Members who are Employees, on December 31 of such year and each succeeding year. In addition, the entire Vested Interest of the Account of any other Member shall be distributed or commence to be distributed to him, in accordance with Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), not later than April 1 of the calendar year following the later of (I) the calendar year in which he attains age 70 1/2 or (II) the calendar year of his termination of employment; provided, however, that a Member who attains age 70 1/2 while an Employee may elect to have his Vested Interest in his Account distributed or commence to be distributed to him, in accordance with Section 8.3 or section 401(a)(9) of the Code (as elected by the Member), on the April 1 of the calendar year following the calendar year in which he attains age 70 1/2. For purposes of this Section, distributions elected to be made in accordance with section 401(a)(9) of the Code shall be made in accordance with the provisions of Section 8.14.”
XXVI.
     Section 8.6(6) of the Plan is hereby amended in its entirety to read as follows:
     “(6) Notwithstanding any other provision of the Plan to the contrary, (a) a Former Flo-Pak Plan Member may not withdraw any amounts held in his Flo-Pak Plan Employee Contributions Sub-Account or his Flo-Pak Plan Employer Contributions Sub-Account on account of a Hardship and (b) a Post-2007 Member may not withdraw any amounts in his Employer Age and Service Contributions Sub-Account on account of a Hardship.”

XXVII.
     Section 8.6A(1) of the Plan is hereby amended in its entirety to read as follows:
     “(1) A Member, who is an Employee and who is at least age 59 1/2, may withdraw from the Plan all or any part of his Vested Interest in his Account (excluding his Employer Age and Service Contributions Sub-Account); provided, however, that any such withdrawal shall be in an amount not less than $1,000, or if the Vested Interest in his Account balance is less than $1,000, the entire Vested Interest in his Account balance. Any such withdrawal shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Committee, and shall be made pro-rata from the Member’s Sub-Accounts (excluding his Employer Age and Service Contributions Sub-Account).”
XXVIII.
     Effective as of January 1, 2007, Section 8.11 of the Plan is hereby amended in its entirety to read as follows:
     “Section 8.11 Transfers of Eligible Rollover Distributions. (1) If a Member, Spouse or, effective as of January 1, 2007, any other Beneficiary who is a designated beneficiary within the meaning of section 401(a)(9)(E) of the Code is eligible to receive a distribution from the Plan that constitutes an “eligible rollover distribution” (as defined in Subsection (3) of this Section) and the Member, Spouse or other Beneficiary elects to have all or a portion of such distribution paid directly to an “eligible retirement plan” (as defined in Subsection (3) of this Section) and specifies the eligible retirement plan to which the distribution is to be paid, such distribution (or portion thereof) shall be made in the form of a direct rollover to the eligible retirement plan so specified. A Member, Spouse or other Beneficiary may not elect a direct rollover of a portion of an eligible rollover distribution unless the amount to be rolled over is at least $500. A direct rollover is a payment made by the Plan to the eligible retirement plan so specified for the benefit of the Member, Spouse or other Beneficiary. Notwithstanding the preceding provisions of this Section, a direct rollover of an eligible rollover distribution shall not be made if a Member’s, Spouse’s or other Beneficiary’s eligible rollover distributions for a Plan Year are reasonably expected to total less than $200. Unless otherwise specifically provided herein, for purposes of this Section, the term “Spouse” shall include a former spouse who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.
     (2) The Company shall prescribe reasonable procedures for elections to be made pursuant to this Section. Not earlier than 90 days (effective on and after January 1, 2007, not earlier than 180 days) or later than 30 days before the payment of an eligible rollover distribution (or such other time as is prescribed by Treasury regulations or rulings), the Company shall provide a written notice to the Member, Spouse or other Beneficiary describing his or her rights under this Section and such other information required to be provided under section 402(f) of the Code.
     (3) For purposes of the Plan, the term “eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the distributee from the Plan, except (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more, (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code, (c) the portion of any distribution that is not includible in gross income, (d) any withdrawal on account of Hardship and (e) such other amounts specified in Treasury regulations or rulings issued under section 402(c) of the Code. For purposes of this Section, the term “eligible retirement plan” means an individual retirement account or annuity described in section 408 of the Code, a defined contribution plan that meets the requirements of section 401(a) of the Code and accepts rollovers, an annuity plan described in section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan described in section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, effective January 1, 2008 a Roth IRA described in section 408A(b) of the Code, or any other type of plan that is included within the definition of “eligible retirement plan” under section 401(a)(31)(E) of the Code. The term “eligible retirement plan” as defined in this Section shall also apply in the case of a distribution paid to a Spouse after a Member’s death, or to a Spouse or former Spouse who is an alternate payee. Notwithstanding the foregoing, with respect to a Beneficiary who is not a Member’s Spouse and who is eligible to elect a direct rollover as provided in this Section 8.11, an “eligible retirement plan” shall mean only an individual retirement account or annuity described in section 408 of the Code.”
XXIX.
     Section 8.13 of the Plan is hereby amended by inserting the phrase “Vested Interest in his” immediately preceding the word “Account” wherever it appears therein.

XXX.
     Section 8.14(1)(d) of the Plan is hereby amended by inserting the following new sentence at the end thereof:
“For purposes of this paragraph and this Section 8.14, any reference to “Account balance” or a “Member’s Account balance” shall mean only the Member’s Vested Interest in his Account balance.”
XXXI.
     Section 8.14 of the Plan is hereby amended by deleting the phrase “entire interest” wherever it appears therein and substituting therefor “entire Vested Interest”.
EXECUTED this 3rd day of April, 2008.

THE GORMAN-RUPP COMPANY
By:	/s/ Jeffrey S. Gorman
	Name:	Jeffrey S. Gorman
	Title:	President and Chief Executive Officer

And:	/s/ Robert E. Kirkendall
	Name:	Robert E. Kirkendall
	Title:	Senior Vice President and Chief Financial Officer

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